Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned officers or directors of AMERICAN WOODMARK CORPORATION, a Virginia corporation (the “Corporation”), hereby constitute and appoint S. Cary Dunston and M. Scott Culbreth as his or her true and lawful attorneys‑in‑fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering securities of the Corporation which may be issued pursuant to the Corporation’s 2016 Employee Stock Incentive Plan, with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the dates indicated.

Signature	Title	Date

/s/ S. Cary Dunston__________ S. Cary Dunston	President and Chief Executive Officer (Principal Executive Officer); Director	November 30, 2016

/s/ M. Scott Culbreth_________ M. Scott Culbreth	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 30, 2016

/s/ Kent B. Guichard_________ Kent B. Guichard	Chairman	November 30, 2016

/s/ Andrew B. Cogan_________ Andrew B. Cogan	Director	November 30, 2016

/s/ Martha M. Dally Hayes____ Martha M. Dally Hayes	Director	November 30, 2016

/s/ James G. Davis, Jr.________ James G. Davis, Jr.	Director	November 30, 2016

/s/ Daniel T. Hendrix_________ Daniel T. Hendrix	Director	November 30, 2016

/s/ Carol B. Moerdyk_________ Carol B. Moerdyk	Director	November 30, 2016

/s/ David W. Moon__________ David W. Moon	Director	November 30, 2016

/s/ Vance W. Tang_________ Vance W. Tang	Director	November 30, 2016